EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this S-3 registration statement of our report dated February 1, 2001 included in Cytogen Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



                                    /s/ ARTHUR ANDERSEN LLP




Philadelphia, Pennsylvania
October 25, 2001